July 3, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

Continental Airlines Finance Trust
c/o Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

     Re:  Continental Airlines Finance Trust - Registration
          Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Continental Airlines Finance Trust, a Delaware business trust (the "Trust"), in connection with the above-referenced Registration Statement on Form S-3 (File No. 333-04601) (the "Registration Statement") filed on May 24, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which registers resales of the, inter alia, 8-1/2% Convertible Trust Originated Preferred Securities (the "Preferred Securities") of the Trust. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a)  The Certificate of Trust of the Trust, dated November
17, 1995 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of
State") on November 17, 1995;

     (b) The Declaration of Trust of the Trust, dated as of November 17, 1995, among Continental Airlines, Inc., a Delaware corporation ("Continental") and the trustees of the Trust named therein (collectively, the "Trustees"), filed as Exhibit 4.1 to the Registration Statement, as amended and restated pursuant to an Amended and Restated Declaration of Trust of the Trust, dated as of November 28, 1995, filed as Exhibit 4.2 to the Registration Statement, among Continental, the Trustees and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust (collectively, the "Beneficiaries") and as further amended by the Amendment to the Amended and Restated Declaration of Trust, dated as of May 9, 1996 filed as Exhibit 4.3 to the Registration Statement, the form of the Second Amendment to the Amended and Restated Declaration of Trust, filed as Exhibit 4.8 to the Registration Statement, in each case among Continental, the Trustees and the Beneficiaries (collectively, the "Declaration");

     (c)  The Registration Statement; and

     (d)  A Certificate of Good Standing for the Trust, dated
July 3, 1996, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust
Agreement.

     For purposes of this opinion we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business
Trust Act, 12 Del. C. Section 3801, et seq.

     2.   The Preferred Securities to be issued to the Preferred
Security Holders have been duly authorized and will be validly issued and, subject to the qualifications set forth in paragraph
3 below, will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the related prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                Very truly yours,

                                RICHARDS, LAYTON & FINGER

EAM/aet